UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 11, 2012

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its regularly scheduled meeting on December 11, 2012, the Compensation Committee of the Board of Directors of Corning Natural Gas Corporation (the "Company") made restricted stock awards of 600 shares each to the five officers of the Company in lieu of salary increases. Each restricted stock award vested 300 shares immediately and 300 shares on December 11, 2013 if the officer is still employed by the Company or one of its subsidiaries or affiliates on that date. Each award is subject to the terms and conditions of a restricted stock agreement and the Company's Amended and Restated 2007 Stock Plan. The officers receiving the award were Michael I. German, Firouzeh Sarhangi, Stanley G. Sleve, Matthew J. Cook, and Russell S. Miller.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Form of Restricted Stock Agreement - Officers under the Corning Natural Gas Corporation's Amended and Restated 2007 Stock Plan
10.2*	Form of Restricted Stock Agreement - Non-employee Directors under the Corning Natural Gas Corporation's Amended and Restated 2007 Stock Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: December 13, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Form of Restricted Stock Agreement - Officers under the Corning Natural Gas Corporation's Amended and Restated 2007 Stock Plan
10.2*	Form of Restricted Stock Agreement - Non-employee Directors under the Corning Natural Gas Corporation's Amended and Restated 2007 Stock Plan

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